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                            Revolving Promissory Note



$175,000,000                                                    November 30,1999
Los Angeles, California


                  FOR VALUE RECEIVED, the undersigned, WACHOVIA BANK, N.A., not in its individual or corporate capacity, but solely in its capacity as Trustee of the Kaufman and Broad Home Corporation Grantor Stock Trust (the "Trust"), hereby promises on behalf of the Trust to pay to the order of Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), at the principal offices of the Company in Los Angeles, California, or at such other place as the Company shall designate in writing, the aggregate principal amount of One Hundred Seventy Five Million Dollars ($175,000,000), as shown on Schedule A attached hereto as such may be amended from time to time, with interest in arrears thereon, as hereinafter provided.

                  Principal shall be paid in installments in the amounts and on the dates set forth on the Maturity Schedule attached hereto as Schedule A, with the last such installment due on August 26, 2009; PROVIDED, HOWEVER, that this Note may be prepaid in whole or in part at any time without penalty; and provided further that the principal amount of this Note and any accrued but unpaid interest (i) shall be accelerated in the event that the Trust shall have been terminated in accordance with Section 13.2 of the Trust, and the Trustee shall have complied with the requirements of such Section 13.2, or (ii) shall be deemed forgiven, if applicable, in accordance with Section 8.1(a) of the Trust. Interest on the unpaid principal balance, at an annual interest rate (the "Interest Rate") equal to the Midterm AFR Rate in effect on the date that any principal is advanced under this Note, as shown on Schedule A, shall be paid quarterly, in arrears, on each January 1, April 1, July 1, and October 1, commencing January 1, 2000, and shall be calculated on the basis of a 360-day year of 30-day months. Whenever any payment fall due on a Saturday, Sunday, or public holiday, such payment shall be made on the next succeeding business day.

                  This Note shall be construed under the laws of the State of Delaware.

                  The undersigned represents and warrants that the indebtedness represented by this Note was incurred for the purpose of purchasing shares of Common Stock, $1.00 par value, of the Company.


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                  This Note may not be assigned by the Company, other than by operation of law, without the prior express written consent of the undersigned.

                  The Company shall have no recourse whatsoever to any assets of the Trustee in its individual or corporate capacity for repayment. The Trustee is entering into this Agreement not it its individual or corporate capacity but solely as Trustee, and no personal or corporate liability or personal or corporate responsibilities are assumed by, or shall at any time be asserted or enforceable against, the Trustee in its individual or corporate capacity under, or with respect to, this Agreement.

                                        WACHOVIA BANK, N.A., on behalf of the
                                        Kaufman and Broad Home Corporation Stock
                                        Benefit Trust



                                        By: /s/ John N. Smith, III
                                            ------------------------------------
                                            John N. Smith, III, its
                                            Senior Vice President


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SCHEDULE A:

Date that            Amount of                       Repayment
Principal is         Principal         Interest      Schedule for
Advanced             Advanced          Rate          Principal Advanced
------------         ---------         --------      ------------------
November 30,1999     $24,035,187.50    [5.97%]       $1,201,760 on November 30, 2000
                                                     $1,201,760 on November 30, 2001
                                                     $1,201,760 on November 30, 2002
                                                     $1,201,760 on November 30, 2003
                                                     $1,201,760 on November 30, 2004
                                                     $3,605,278 on November 30, 2005
                                                     $3,605,278 on November 30, 2006
                                                     $3,605,278 on November 30, 2007
                                                     $3,605,278 on November 30, 2008
                                                     Balance Outstanding on August 26, 2009

$_______________     $_____________    ______%       [5% of Principal] on [First Anniversary of Date Principal Advanced]
                                                     [5% of Principal] on [Second Anniversary of Date Principal Advanced]
                                                     [5% of Principal] on [Third Anniversary of Date Principal Advanced]
                                                     [5% of Principal] on [Fourth Anniversary of Date Principal Advanced]
                                                     [15% of Principal] on [Fifth Anniversary of Date Principal Advanced]
                                                     [15% of Principal] on [Sixth Anniversary of Date Principal Advanced]
                                                     [15% of Principal] on [Seventh Anniversary of Date Principal Advanced]
                                                     [15% of Principal] on [Eight Anniversary of Date Principal Advanced]
                                                     [15% of Principal] on [Ninth Anniversary of Date Principal Advanced]
                                                     Balance Outstanding on August 26, 2009




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